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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Star Scientific, Inc. and Subsidiaries
Chester, Virginia

As independent certified public accountants for Star Scientific, Inc. and Subsidiaries, we hereby consent to the use in this Registration Statement filed on Form S-3 for Star Scientific, Inc. and Subsidiaries of our report included herein, which has a date of January 19, 2001, relating to the consolidated balance sheet of Star Scientific, Inc. and Subsidiaries as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, cash flows, and stockholders' equity for the years then ended.

                                /s/ Aidman, Piser & Company, P.A.
                                ---------------------------------

Tampa, Florida
June 21, 2001